UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IEC ELECTRONICS CORP.
(Name of Registrant as Specified in its Charter)

VINTAGE OPPORTUNITY PARTNERS LP
VINTAGE CAPITAL MANAGEMENT, LLC
KAHN CAPITAL MANAGEMENT, LLC
BRIAN R. KAHN
KEITH M. BUTLER
CHARLES P. HADEED
LYNN J. HARTRICK
ANDREW M. LAURENCE
JEREMY R. NOWAK
JEFFREY T. SCHLARBAUM
ERIC SINGER

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Vintage Capital Management, LLC

January 23, 2015

Dear Fellow IEC Electronics Stockholder:

All Three Major Proxy Advisors – ISS, Glass Lewis and Egan-Jones –

Recommend for Board Change at IEC

Join Us – Vote on the GOLD Proxy Card

for Vintage Capital’s Nominees Today

Vintage Capital Management, LLC and its affiliates (“Vintage”), IEC’s largest stockholder, is pleased, satisfied, overjoyed and appreciative of the overwhelming support we have received to date from IEC stockholders and the nation’s leading independent proxy advisors, ISS, Glass Lewis and Egan-Jones. The IEC stockholder meeting is only a few short days away and we are seeking your support to elect a slate of seven highly qualified nominees with independent perspectives to the Board of Directors on the enclosed GOLD proxy card.

We firmly believe in our mission to revive IEC and restore the company’s promise of “absolutely, positively, perfect and on-time.” The backing from all three major independent proxy advisors to some of the nation’s largest institutional stockholders and pension funds has only affirmed our duty to IEC.

ISS recommended that IEC stockholders vote on the GOLD proxy card, noting that “the risk of a complete change in the board ... is likely less worrisome than the risk of leaving all seven incumbents in place, and missing entirely the opportunity to effect meaningful change in the company’s performance.” ISS further found that IEC’s “weakening financial performance over the past five fiscal years suggests the board’s oversight was insufficient.”

Glass Lewis quickly followed with their support on the GOLD card, stating that it “see[s] room for improvement on the IEC board, owing to the recent operational struggles, unsatisfactory communication with shareholders and reoccurring instances of poor corporate governance.”

Finally, just yesterday, Egan-Jones announced their backing for the entire seven-person Vintage slate on the GOLD proxy card due to their belief that “the [Vintage] slate does have a better strategy and relevant experience to execute Vintage’s plans and maximize value for all shareholders” and that “Jeffrey T. Schlarbaum, IEC’s former President, deserves the opportunity to deliver on Vintage’s strategy with the support of the rest of the [Vintage] nominees, addressing the Company’s performance.”

In his own words, IEC’s long-time chairman and current CEO, W. Barry Gilbert, admits that IEC’s “performance has not been brilliant over these last two years.” IEC stockholders should ask themselves, given IEC’s and Mr. Gilbert’s dismal performance over the past two years, whether the incumbent Board of Directors has the credibility to turn IEC around.

We believe the answer is clear and we are determined now more than ever to restore value to all IEC stockholders.

Please join us and vote for Keith M. Butler, Charles P. Hadeed, Lynn J. Hartrick, Andrew M. Laurence, Jeremy R. Nowak, Jeffrey T. Schlarbaum and Eric Singer on the enclosed GOLD proxy card today.

 Very sincerely,

Jeremy Nowak	Andrew Laurence

To ensure your vote is present at the meeting, we urge you to vote by Telephone or over the Internet. If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any white proxy card sent to you by IEC.

If you have already done so, you have every right to change your vote by using the enclosed GOLD proxy card to vote TODAY.

Forward-Looking Statements

This letter may contain certain statements that are “forward looking” in nature, and stockholders should be aware that any such forward-looking statements are only predictions and subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results materially different from that predicted. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “plans,” “expects,” “intends” or “believes” or the negative of such terms or other comparable terminology. You should not place undue reliance on any such statements, and any forward-looking statements made in this letter are qualified in their entirety by these cautionary statements. There can be no assurance that the actual results or developments anticipated by Vintage will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, IEC or its business, operations or financial condition. Except to the extent required by applicable law, Vintage undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.